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                                                                   EXHIBIT 23(e)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-74275) of United Rentals (North America), Inc. of our reports dated March 6, 1998 and October 28, 1998, on our audits of the financial statements of McClinch Equipment Services, Inc. as of December 31, 1997 and August 31, 1998 and for the year ended December 31, 1997 and of our reports dated March 25, 1998 and October 28, 1998 on our audits of the consolidated financial statements of McClinch, Inc. and Subsidiaries as of January 31, 1998 and August 31, 1998 and for the year ended January 31, 1998 which reports appear in Form 8-K of United Rentals, Inc. dated December 24, 1998. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

PricewaterhouseCoopers LLP
Stamford, Connecticut
May 7, 1999